UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On January 8, 2024, the board of directors of SurgePays, Inc., (the “Company”) authorized the appointment of Jeremy Gies to the position of President of the Company, effective immediately.

Below is Jeremy Gies’ biography:

Jeremy Gies, age 49, is a seasoned Operations, Sales, and Business Development Executive with over 25 years of management experience in Telecom, Fintech, Prepaid, and Communications. Mr. Gies started his career in 1995 with AT&T Wireless launching the first ever online (real-time) telecom sales activation platform in direct partnership with Amazon.com. In 2006 he joined a telecom billing and back-office provider (MVNE), Telspace as their Executive Vice President, and in 2009 to CEO where he led several M&A initiatives for the company. From 2010 to February 2019, he founded and led Blue Horizon Group, LLC, a consulting firm focusing on Financial, Telecom, and Prepaid Operations and Sales. From 2013 to 2015, Mr. Gies was appointed Vice President of Business Development for Wave Crest Payment Solutions where he negotiated bank relationships and managed key distribution channels and business to business direct relationships. From 2016 to 2018, Mr. Gies was Chief Operating Officer for Tiercel Wireless, a telecom startup, where he led carrier contract negotiations, back-office technology, and all operational aspects both pre- and post-launch. From February 2019 to October 2022, Mr. Gies was appointed as a Sr. Channel Business Manager at Honeywell International where he managed Global Channel Partners for the Honeywell Voice platform. In October 2022, Mr. Gies was appointed as the President of our Fintech division where he became involved in all aspects of our business.

As compensation for his services, the Company shall pay Mr. Gies a base salary of $180,000 per year, which may be increased by 6% per annum if the Company meets certain EBITDA requirements. Mr. Gies shall also have the right to receive a cash bonus of up to $180,000 if he meets certain target performance requirements to be determined by the Company’s board of directors. Mr. Gies shall also have the right to receive stock-based compensation at the discretion of the Company’s board of directors. In the event Mr. Gies’ employment with the Company shall terminate, unless by termination for cause, Mr. Gies’ shall be entitled to a payment equal to the greater of (i) two (2) years’ worth of his then existing base salary and his last year’s bonus and (ii) his then existing base salary payable through the remaining term of his employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press Release Dated January 12, 2024
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 12, 2024	By:	/s/ Anthony Evers
Anthony Evers
Chief Financial Officer